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Exhibit 21  Subsidiaries of the Registrant

   The Registrant had the following subsidiaries at May 31, 2001, each of which was wholly owned by the Registrant, except as noted below:
                                                            Jurisdiction of
Name                                                        Incorporation
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The Computer Place, Inc.                                    Arizona
Source Informatics, Inc.                                    Delaware
NDC Health Information Services (Arizona) Inc.              Delaware
SI PMSI Ltd.                                                Delaware
Physerv Solutions, Inc.                                     Delaware
HealthTran LLC (Note 1)                                     Delaware
National Data Corporation of Canada, Ltd.                   Canada
NDC Health Holding GmbH                                     Germany
NDC Health GmbH and Co. KG (Note 2)                         Germany
NDC Health Management GmbH (Note 3)                         Germany
NDC Health Limited                                          United Kingdom
NDC Pharma Services, Ltd.                                   United Kingdom


Note 1.  HealthTran LLC is 55% owned by the Registrant.
Note 2.  NDC Health GmbH and Co. KG is 51% owned by the Registrant.
Note 3.  NDC Health Management GmbH is 51% owned by the Registrant.